Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On September 20, 2020 (the “Petition Date”), Garrett Motion Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) each filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Debtors’ Chapter 11 Cases (the “Chapter 11 Cases”) are jointly administered under the caption “In re Garrett Motion Inc., 20-12212.” On April 20, 2021, the Debtors filed the Revised Amended Plan of Reorganization (the “Plan”). On April 26, 2021, the Bankruptcy Court entered an order (the “Confirmation Order”) among other things, confirming the Plan. On April 30, 2021 (the “Effective Date”), the conditions to effectiveness of the Plan were satisfied or waived and the Company emerged from bankruptcy. Terms not defined herein are defined in the Plan, which was filed on Exhibit 2.1 to the Company’s Current Report on Form 8-K on April 27, 2021.

On the Effective Date, pursuant to the Plan:

•	All shares of the common stock of the Company outstanding prior to the Effective Date (the “Old Common Stock”) were cancelled;

•	The Company paid $69 million to holders of Old Common Stock who had made the cash-out election under the Plan (the “Cash-Out Election”);

•

The Company issued 65,035,081 shares of its new common stock (the “Common Stock”), to holders of the Old Common Stock who had not made the cash-out election under the Plan in consideration of the cancellation of the Old Common Stock;

•

The Company issued 247,768,962 shares of its new convertible series A preferred stock (the “Series A Preferred Stock”) to the parties to the Plan Support Agreement, the Backstop Commitment Agreement and participants in a rights offering by the Company for aggregate consideration of $1,301 million;

•

The Company issued 834,800,000 shares of its new series B preferred stock (the “Mandatorily Redeemable Preferred B Stock”) to Honeywell International Inc. (“Honeywell”) in satisfaction and discharge of certain claims of Honeywell, which shares are to be redeemed in installments of $35 million in 2022 and $100 million annually in 2023-2030;

•	The Company also paid $375 million to Honeywell in addition to the issuance of the Series B preferred stock in satisfaction and discharge of certain claims of Honeywell;

•	The Company may grant up to 10% of the equity in the reorganized Company (on a fully-diluted basis) from time to time to the directors, officers and other employees of the reorganized Company;

•

The Company paid in full $101 million of interest and principal outstanding on, and terminated, that certain Senior Secured Super-Priority Debtor-in-Possession Credit Agreement (the “Debtor-in-possession Term Loan”);

•

The obligations of the Debtors under the Credit Agreement, dated as of September 27, 2018, by and among the Company, as holdings, Garrett LX III S.à r.l., as Lux Borrower, Garrett Borrowing LLC, as U.S. Co-Borrower, Garrett Motion Sàrl (f/k/a Honeywell Technologies Sàrl), as Swiss Borrower, the Lenders and Issuing Banks party thereto and the Prepetition Credit Agreement Agent (as defined in the Plan), as Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms (the “Prepetition Credit Agreement”) were cancelled, the applicable agreements governing such obligations were terminated and holders of Allowed Prepetition Credit Agreement Claims (as defined in the Plan) received payment in cash in an amount equal to such holder’s Allowed Prepetition Credit Agreement Claim. With respect to the Prepetition Credit Agreement:

•	The Company repaid its outstanding principal balance and accrued pre-petition interest ($303 million as of March 31, 2021) on its five-year term A loan facility (the “Old Term A Facility”); and

•

The Company repaid its outstanding principal balance ((i) €309 million with respect to the EUR tranche, or, $364 million at $1.178/€, and (ii) $416 million with respect to the USD tranche, in each case as of March 31, 2021) on its five-year term B loan facility (the “Old Term B Facility”); and

•	The Company repaid its outstanding principal balance and accrued interest ($374 million as of March 31, 2021) on its revolving credit facility (the “Old Revolving Facility”);

•

The obligations of the Debtors under that certain Indenture, dated as of September 27, 2018, among the Company, as Parent, Garrett LX I S.à r.l., as Issuer, Garrett Borrowing LLC, as Co-Issuer, the guarantors named therein, Deutsche Trustee Company Limited, as Trustee, Deutsche Bank AG, as Security Agent and Paying Agent, and Deutsche Bank Luxembourg S.A., as Registrar and Transfer Agent, as may be amended, supplemented or otherwise modified from time to time (the “Indenture”), were cancelled, the applicable agreements governing such obligations were terminated and holders of Allowed Prepetition Credit Agreement Claims (as defined in the Plan) received payment in cash in an amount equal to such holder’s Allowed Senior Subordinated Noteholder Claims (as defined in the Plan). With respect to the Indenture and the Allowed Senior Subordinated Noteholder Claims, the Company repaid its outstanding principal balance of €350 million, or $412 million at $1.178/€ (the “Senior Notes”) and accrued pre-petition interest of $9 million included in the Company’s historical balance sheet as of March 31, 2021, as well as a settlement payment of $15 million, and post-petition interest of $19 million (through March 31, 2021);

•

The Company entered into a Credit Agreement, by and among the Company, Garrett LX I S.à r.l. (the “Lux Borrower”), Garrett Motion Holdings Inc. (the “U.S. Co-Borrower”) and Garrett Motion Sàrl (the “Swiss Borrower”), the lenders and issuing banks party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”), which provides for senior secured financing consisting of:

•	a seven-year senior secured first-lien U.S. dollar term loan facility in an aggregate principal amount of $715 million (the “Dollar Facility”);

•

a seven-year senior secured first-lien Euro term loan facility in an aggregate principal amount of €450 million (the “Euro Facility” and, together with the Dollar Facility, the “Term Loan Facilities”), which as of March 31, 2021, had a value of $530 million at $1.178/€; and

•

an undrawn five-year senior secured first-lien revolving credit facility with aggregate commitments of $300 million providing for multi-currency revolving loans to Swiss Borrower (the “New Revolving Facility” and, together with the Term Loan Facilities, the “Credit Facilities”);

•	The proceeds drawn under the Credit Agreement were reduced by debt issuance costs of $46 million, and deferred financing costs of $26 million on repaid historical debt were expensed;

•	The Company paid or will pay certain pre-petition claims, transaction fees, stock incentive payments and other expenses incurred in connection with the Plan;

(collectively, the “Transactions”).

The following unaudited pro forma condensed consolidated balance sheet as of March 31, 2021 gives effect to the Transactions as if they had occurred on March 31, 2021. The following unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2021 and the year ended December 31, 2020 give effect to the Transactions as if they had occurred on January 1, 2020. The unaudited Pro Forma Financial Statements set out below have been prepared in accordance with Article 11 of Regulation S-X, as amended by the Securities and Exchange Commission Final Rule Release No. 33-10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses using accounting policies in accordance with principles generally accepted in the United States of America.

All significant pro forma adjustments and their underlying assumptions are described more fully in the notes to the Company’s unaudited pro forma condensed consolidated statements of operations and unaudited pro forma condensed consolidated balance sheet and should be read in conjunction with such unaudited pro forma condensed consolidated statements of operations and unaudited pro forma condensed consolidated balance sheet.

The historical data provided for the period from January 1, 2021 through March 31, 2021 is derived from the Company’s unaudited consolidated financial statements and should be read in conjunction with “Management’s Discussion & Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and notes included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021. The historical data provided for the year ended December 31, 2020 is derived from the Company’s audited consolidated financial statements and should be read in conjunction with “Management’s Discussion & Analysis of Financial Condition and Results of Operations,” and the consolidated financial statements and notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

The following unaudited pro forma condensed consolidated statements of operations and unaudited pro forma condensed consolidated balance sheet are provided for illustrative purposes only and are based on available information and assumptions that the Company’s management believes are reasonable. They do not purport to represent the Company’s actual results of operations or financial position would have been had the Transactions occurred on the dates indicated, or on any other date, nor do they purport to project the Company’s results of operations or financial position for any future period or as of any future date. The Company’s actual results of operations and financial position after the Effective Date will differ, perhaps significantly, from the pro forma amounts reflected herein due to a variety of factors, including access to additional information, changes in value or allocation of value not currently identified and changes in the Company’s operating results following the date of the unaudited pro forma condensed consolidated statement of operations and unaudited pro forma condensed consolidated balance sheet.

Dollars are in millions except for share and per share amounts. Some amounts discussed in the footnotes to the pro forma condensed consolidated statement of operations and unaudited pro forma condensed consolidated balance sheet may not agree to the adjustments in total due to rounding.

Reorganization Pro Forma Adjustments

At the Effective Date, we did not meet the requirements under ASC 852 for fresh start accounting. Fresh start accounting requires the debtor to use current fair values in its balance sheet for both assets and liabilities upon emergence and to eliminate all prior earnings or deficits if both of the following requirements to fresh start accounting are met:

i) The reorganization value of the assets of the emerging entity immediately before the date of confirmation of the plan of reorganization is less than the total of all post-petition liabilities and allowed claims; and

ii) The holders of existing voting shares immediately before confirmation of the plan of reorganization receive less than 50% of the voting shares of the emerging entity.

Based on the Company’s analysis, the Company did not meet all the criteria as stated above, and therefore did not apply fresh start accounting in preparing the following unaudited pro forma condensed consolidated statement of operations and unaudited pro forma condensed consolidated balance sheet.

GARRETT MOTION INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

As of March 31, 2021

(Dollars in millions)

		Transaction Accounting Adjustments
	March 31, 2021 As Reported	Financing			Claims and Other			Pro forma as of March 31, 2021
ASSETS
Current Assets:

Cash and cash equivalents	$382	$2,500	[a	]	$(2,645)	[a	]	$237
Restricted cash	195	—			—			195
Accounts, notes and other receivables – net	807	—			—			807
Inventories - net	258	—			—			258
Other current assets	93	—			(32)	[b	]	61

Total current assets	1,735	2,500			(2,677)			1,558
Investments and long-term receivables	30	—			—			30
Property, plant and equipment – net	484	—			—			484
Goodwill	193	—			—			193
Deferred income taxes assets	262	—			4	[j	]	266
Other assets	131	—			—			131

Total assets	$2,835	$2,500			$(2,673)			$2,662

LIABILITIES
Current liabilities
Accounts payable	1,099	—			(51)	[c	]	1,048
Borrowings under revolving credit facility	370	—			(370)	[d	]	—
Current maturities of long-term debt	6	3	[e	]	(6)	[e	]	3
Debtor-in-possession Term Loan	100	—			(100)	[f	]	—
Mandatorily Redeemable Preferred B Stock - Current	—	—			35	[g	]	35
Accrued liabilities	277	—			22	[h	]	299

Total current liabilities	1,852	3			(470)			1,385
Long-term debt	1,049	1,196	[e	]	(1,049)	[e	]	1,196
Mandatorily Redeemable Preferred B Stock	—	—			549	[g	]	549
Deferred income taxes	2	—			13	[j	]	15
Other Liabilities	125	—			150	[k	]	275

Liabilities not subject to compromise	3,028	1,199			(807)			3,420
Liabilities subject to compromise	2,107	—			(2,107)	[l	]	—

Total liabilities	5,135	1,199			(2,914)			3,420

COMMITMENTS AND CONTINGENCIES	—	—			—			—
EQUITY (DEFICIT)
Series A Preferred Stock	—	—			—			—
Common stock	—	—			—			—
Additional paid-in capital	30	1,301	[n	]	—			1,331
Retained Deficit	(2,312)	—			241	[o	]	(2,071)
Accumulated other comprehensive loss	(18)	—			—			(18)

Total equity	(2,300)	1,301			241			(758)

Total liabilities and equity	$2,835	$2,500			$(2,673)			$2,662

GARRETT MOTION INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the three months ended March 31, 2021

(Dollars in millions)

		Transaction Accounting Adjustments
	March 31, 2021 As Reported	Financing			Claims and Other			Pro forma as of March 31, 2021
Net sales	$997	$—			$—			$997
Cost of goods sold	801	—			—			801

Gross profit	196	—			—			196

Selling, general and administrative expenses	55	—			—			55
Other expense	1	—			—			1
Interest expense	21	23	[p	]	(21)	[p	]	23
Non-operating expense	26	—			—			26
Reorganization items - net	174	—			—			174

(Loss) income before taxes	(81)	(23)			21			(83)
Tax expense	24	(4)	[r	]	4	[r	]	24

Net (loss) income	$(105)	$(19)			$17			$(107)
Less: Preferred dividend	—	(36)	[s	]	—			(36)

Net (loss) income available to common shareholders	$(105)	$(55)			$17			$(143)

Earnings (loss) per common share
Basic	$(1.38)							$(2.20)
Diluted	$(1.38)							$(2.20)
Weighted average common shares outstanding
Basic	75,904,898					[t	]	65,035,801
Diluted	75,904,898					[t	]	65,035,801

GARRETT MOTION INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the twelve months ended December 31, 2020

(Dollars in millions)

		Transaction Accounting Adjustments
	December 31, 2020 As Reported	Financing			Claims and Other			Pro forma as of December 31, 2020
Net sales	$3,034	$—			$—			$3,034
Cost of goods sold	2,478	—			—			2,478

Gross profit	556	—			—			556

Selling, general and administrative expenses	277	—			—			277
Other expense	46	—			—			46
Interest expense	79	91	[p	]	(79)	[p	]	91
Non-operating income	(38)	—			—			(38)
Reorganization items - net	73	—			(295)	[q	]	(222)

Income (Loss) before taxes	119	(91)			374			402
Tax expense	39	(16)	[r	]	(1)	[r	]	22

Net Income (loss)	$80	$(75)			$375			$380
Less: Preferred dividend	—	(143)	[s	]	—			(143)

Net income(loss) available to common shareholders	$80	$(218)			$375			$237

Earnings per common share
Basic	$1.06							$3.67
Diluted	$1.05							$3.64
Weighted average common shares outstanding
Basic	75,543,461					[t	]	64,511,236
Diluted	76,100,509					[t	]	65,068,284

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Reorganization Adjustments

[a] Cash and cash equivalents

The adjustments to cash and cash equivalents as of March 31, 2021, are as follows:

	Note	(Dollars in millions)
Series A Preferred Stock	[n]	$1,301
Credit Facilities, net of debt issuance costs and original issuance discount	[e]	1,199

Net Financing adjustments		$2,500

Repayment of Old Term Loan B Facility and accrued pre-petition interest	[e,h]	$(780)
Repayment of Old Term Loan A Facility and accrued pre-petition interest	[e,h]	(303)
Repayment of Senior Notes, accrued pre-petition interest, accrued post-petition interest and make-whole settlement	[l]	(454)
Settlement of certain claims of Honeywell	[l]	(375)
Repayment of Old Revolving Facility and accrued interest	[d,h]	(374)
Advisory and agency rating fees	[c,o]	(128)
Repayment of Debtor-in-possession Term Loan and accrued interest	[f,h]	(101)
Payment to holders who had made the shareholder Cash-Out Election	[o]	(69)
Payment of prepetition vendor claims	[c,l]	(29)
Repayment of hedge claim	[e]	(21)
Payout of incentive shares	[o]	(11)

Net Claims and Other adjustments		$(2,645)

[b] Other current assets

The $32 million adjustment is to primarily expense $26 million unamortized Directors & Officers insurance premiums as a result of the emergence from the Chapter 11 proceedings. The Directors & Officers insurance policy satisfied an obligation to directors and officers to provide sufficient coverage during the reorganization period prior to the Effective Date, and is not applicable to the reorganized entity. In addition, the adjustment includes $6 million to expense unamortized deferred financing costs on the Old Revolving Facility.

[c] Accounts Payable

The $51 million adjustment reflects a payment of $57 million in Advisor fees, offset by $6 million in reinstatements from Liabilities Subject to Compromise to Accounts payable (see note [a] and [l]).

[d] Old Revolving Facility

This adjustment represents repayment of $370 million in outstanding post-petition principal balance in accordance with the Plan. See note [h] for accrued pre-petition interest of $4 million related to Old Revolving Facility.

[e] Long-term Debt

Long-term debt as of March 31, 2021 is adjusted as follows:

(Dollars in millions)
Credit Facilities
Term Loan B Facility (USD)	$715
Term Loan B Facility (EUR)[1]	530
Term Loan B Underwriting Fees and OID (EUR[1] and USD)	(46)

Net Financing adjustments	$1,199

Repayment of Prepetition Debt
Old Term Loan B Facility (USD)	$(411)
Term Loan B Facility (EUR)[1]	(361)
Term Loan A Facility	(303)
Deferred financing costs	20

Net Claims and Other adjustments	$(1,055)

[1]	Foreign exchange rate of $1.178/€ used is as of March 31, 2021.

Of the $1,199 million of Net Financing adjustments, $3 million is current and $1,196 million is non-current. Of the ($1,055 million) of Net Claims and Other adjustments, ($6 million) is current and ($1,049) million is non-current. Of the pro forma adjusted Long term debt balance, $3 million is current as of March 31, 2021.

[f] Debtor-in-possession Term Loan

The adjustment represents repayment of the $100 million outstanding principal balance of the Debtor-in-possession Term Loan.

[g] Mandatorily Redeemable Preferred B Stock

As a part of settlement of Honeywell claims, Honeywell received shares of Mandatorily Redeemable Preferred Series B Stock to be redeemed in installments of $35 million in 2022, and $100 million annually from 2023 to 2030. The Company has an option to prepay the Mandatorily Redeemable Preferred B Stock in full at a call price equivalent to $584 million as of the emergence (representing the present value of the installments at a 7.25%) discount rate. Of the pro forma balance as of March 31, 2021, $35 million is considered current, and $549 million is considered non-current.

[h] Accrued liabilities

The $22 million in adjustments includes $8 million in tax adjustments to reflect the tax effects of the Transactions and other pro forma adjustments, re-payment of accrued pre-petition interest of $4 million on its Old Revolver Facility, payment of $2 million related to hedge liabilities (see note [k]) and $1 million on its Debtor-in-possession Term Loan, and $8 million in accrued interest on Old Term Loan A Facility and Old Term Loan B Facility; less by $45 million (see note [l]) in reinstatement from Liabilities Subject to Compromise (“LSTC”) to accrued liabilities balances related to warranties, leases, pension, freight, supplier discounts and short-term of environmental liability to accrued liabilities.

[i] Not used.

[j] Deferred income taxes

The net adjustment of $9 million ($13 million increase in deferred tax liability less a $4 million increase in deferred tax assets) is primarily related to $16 million in reinstatement of Deferred income tax LSTC to Deferred income taxes partially offset by $7 million in tax adjustments.

[k] Other liabilities

The adjustment of $150 million includes $168 million for reinstatement of certain liabilities such as uncertain tax obligation, pension, freight, warranties, supplier discounts and short-term portion of environmental liability to other liabilities at full recovery rate, offset by repayment of hedge claim for $18 million (see note [h]).

[l] Liabilities Subject to Compromise

The elimination of LSTC as of March 31, 2021 is adjusted at $2,107 million. The adjustments are as follows:

	Note	(Dollars in millions)
LSTC - Cash Settlement
Senior notes and accrued interest	[a]	$454
Settlement of Honeywell indemnity claims	[a]	375
Accounts Payable	[a]	29

Total Cash Settlement		858

LSTC – Obligations payable to Honeywell

Mandatorily Redeemable Preferred B Stock	[g]	584

Reorganization gain on settlement with Honeywell	[o]	463

LSTC -–Reinstatement under the Plan
Accrued liabilities	[h]	45
Deferred income taxes	[j]	16
Other liabilities	[k]	168

Total reinstated liabilities		229

Loss on settlement of Term Loan and accrued liabilities	[o]	(33)

Reclassification of LSTC to Accounts payable	[c]	6

Net Liabilities subject to compromise adjustments		$2,107

[m] Not used.

[n] Additional paid-in capital

Series A Preferred Stock was issued on the Effective Date for gross proceeds of $1,301 million.

[o] Retained Deficit

The pro forma net increase to retained earnings as of March 31, 2021 is estimated at $241 million.

	Note	(Dollars in millions)
Gain on settlement of Honeywell claims[2]	[l]	$463
Advisor Fees, including amounts already accrued	[a,c]	(72)
Effect of cash out on pre-existing common stockholders	[a]	(69)
Loss on settlement of senior notes	[l]	(33)
Accrual of remainder of Director & Officers insurance premium	[b]	(26)
Expense deferred financing costs	[e,h]	(26)
Payout of incentive shares	[a,h]	(11)
Tax effects of the Transactions	[h,j]	15

Adjustment to Retained Deficit		$241

[2]

Remaining LSTC related to certain Honeywell claims of $1,422 million less $375 million cash settlement of Honeywell indemnity claims and issuance of $584 million in Mandatorily Redeemable Preferred B Stock.

[p] Interest expense

For the three months ended March 31, 2021 the adjustment is to:

•	Remove interest expense of $19 million and amortization of debt issuance cost of $2 million related to historical debt which was repaid and is thus non-recurring;

•

Add recurring interest on the Credit Facilities of $10 million, non-cash accretion of interest on the Mandatorily Redeemable Preferred B Stock of $11 million, and non-cash amortization of deferred financing costs and underwriting fees of $2 million.

For the twelve months ended December 31, 2020 the adjustment is to:

•	Remove interest expense of $72 million and amortization of debt issuance cost of $7 million related to historical debt which was repaid and is thus non-recurring;

•

Add recurring interest on the Credit Facilities of $42 million, non-cash accretion of interest on the Mandatorily Redeemable Preferred B Stock of $42 million, and non-cash amortization of deferred financing costs and underwriting fees of $7 million.

[q] Reorganization items, net

For the twelve months ended December 31, 2020 the adjustment is to include the following non-recurring adjustments which were made to the unaudited pro forma condensed consolidated balance sheet:

	Note	(Dollars in millions)
Gain on settlement of Honeywell claims[3]	[l]	$463
Advisor Fees, including amounts already accrued	[a,c]	(72)
Loss on settlement of senior notes	[l]	(33)
Accrual of remainder of Director & Officers insurance premium	[b]	(26)
Expense deferred financing costs	[e,h]	(26)
Payout of incentive shares	[a,h]	(11)

Reorganization items, net		$295

[3]

Remaining LSTC related to Honeywell indemnity claims of $1,422 million less $375 million cash settlement of Honeywell indemnity claims and payment of $584 million in Mandatorily Redeemable Preferred B Stock.

[r] Tax expense

For the three months ended March 31, 2021 tax adjustments reflect the tax effects of the Transactions and other pro forma adjustments, which are either recurring or non-recurring as indicated in the respective footnote description.

For the twelve months ended December 31, 2020 tax adjustments reflect the tax effects of the Transactions and other pro forma adjustments, which are either recurring or non-recurring as indicated in the respective footnote description.

[s] Series A Preferred Stock dividends

The Series A Preferred Stock, with a value of $1,301 million, accrues a dividend of 11%, or $143 million, annually. No cash dividend is payable unless, among other things, it is declared by a committee of disinterested directors, and dividends will accrue whether or not declared and paid. For the three months ended March 31, 2021, the recurring adjustment is to reflect a Series A Preferred Stock dividend of $36 million.

For the twelve months ended December 31, 2020, the recurring adjustment is to reflect a Series A Preferred Stock cash dividend of $143 million.

[t] Basic and Fully Diluted Outstanding Shares

Basic and diluted earnings per share includes a non-recurring reduction of 11,032,225 million common shares as the Company issued 65,035,801 million shares of its New Common Stock to holders of the Old Common Stock who had not made the Cash-Out Election. Basic and diluted earnings per share do not include the 247,768,962 million of Series A Preferred Stock shares issued as part of the Transactions, as they were anti-dilutive, as follows:

•

For the three months ended March 31, 2021, the weighted average price of the Company’s common stock was $5.20 per share, compared to the conversion price of $5.25 per share of Series A Preferred Stock on the Effective Date.

•

For the twelve months ended December 31, 2020, the weighted average price of the Company’s common stock was $4.50 per share, compared to the conversion price of $5.25 per share of Series A Preferred Stock on the Effective Date.